EXHIBIT 23.1
                                                            ------------


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 05793) pertaining to the 1988 Amended and Restated Incentive Plan, 1996 Incentive Plan and the 1996 Nonemployee Director Stock Option Plan of Synaptic Pharmaceutical Corporation of our report dated January 29, 1999 (except for Note 11 as to which the date is February 4, 1999), with respect to the financial statements of Synaptic Pharmaceutical Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                            /s/ ERNST & YOUNG LLP

Hackensack, NJ
March 23, 1999